                 CONSENT OF STRADLEY RONON STEVENS & YOUNG, LLP


We hereby consent to the reference to our firm included in post-effective amendment No. 1 to the registration statement of AIM Core Allocation Portfolio Series (the "Trust"), and the filing of this consent as Exhibit (j)(2) to the Trust's registration statement.



/s/ Stradley Ronon Stevens & Young, LLP
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Stradley Ronon Stevens & Young, LLP


October 13, 2006